UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007

EXTERRAN ENERGY SOLUTIONS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31934 (Commission File Number)	75-2344249 (IRS Employer Identification No.)

12001 North Houston Rosslyn Houston, Texas (Address of principal executive offices)	77086 (Zip Code)
Registrant’s telephone number, including area code: (281) 447-8787
N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry into a Material Definitive Agreement.
     On August 24, 2007, Exterran Energy Solutions, L.P. (“EESLP”), a subsidiary of Exterran Holdings, Inc. (the “Company”) entered into an Office Lease Agreement, as tenant, with FRP Lincoln Greenspoint, LLC, as landlord, pursuant to which EESLP will lease from the landlord approximately 235,000 square feet of rentable area in two buildings. The leased premises will serve as the worldwide headquarters for the Company.
     The lease term commenced on August 24, 2007; however, EESLP’s obligation to make lease payments will not commence until March 1, 2008, which will then continue for a 10-year period. The base rent under the Office Lease Agreement is $229,855.46 per month for the first 60 months, and $243,548.98 for the remaining 60 months. EESLP will be responsible for certain additional rent, including a management fee, property taxes, insurance, utilities and certain other operating expenses. EESLP has the right to extend the lease for up to 10 years at the conclusion of the initial 10-year term.
     The foregoing summary of the Office Lease Agreement is qualified in its entirety by reference to the full text of the Office Lease Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
     Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Office Lease Agreement by and Between RFP Lincoln Greenspoint, LLC and Exterran Energy Solutions, L.P.

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN ENERGY SOLUTIONS, L.P.
Date: August 30, 2007	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease Agreement by and Between RFP Lincoln Greenspoint, LLC and Exterran Energy Solutions, L.P.